UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Philip Morris International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! PHILIP MORRIS INTERNATIONAL INC. 2023 Virtual Annual Meeting Vote by 11:59 P.M. EDT, on May 2, 2023 You invested in PHILIP MORRIS INTERNATIONAL INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 3, 2023. Virtually at: www.virtualshareholdermeeting.com/PM2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V02498-P86480-Z84340 Get informed before you vote View the Notice, Proxy Statement and 2022 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting any such material(s) prior to April 19, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. PHILIP MORRIS INTERNATIONAL INC. ATTN: DARLENE QUASHIE HENRY VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL AND CORPORATE SECRETARY 677 WASHINGTON BLVD. STAMFORD, CT 06901 Vote by Internet or Telephone by 11:59 p.m. EDT, on May 2, 2023, or Virtually at the Meeting May 3, 2023 9:00 A.M. EDT

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors	
1a. Brant Bonin Bough	For
1b. André Calantzopoulos	For
1c. Michel Combes	For
1d. Juan José Daboub	For
1e. Werner Geissler	For
1f. Lisa A. Hook	For
1g. Jun Makihara	For
1h. Kalpana Morparia	For
1i. Jacek Olczak	For
1j. Robert B. Polet	For
1k. Dessislava Temperley	For
1l. Shlomo Yanai	For
2. Advisory Vote Approving Executive Compensation	For
3. Advisory Vote on the Frequency of Future Say-on-Pay Votes, with the Board of Directors Recommending a Say-on-Pay Vote	1 Year
4. Ratification of the Selection of Independent Auditors	For
5. Shareholder Proposal to make nicotine level information available to customers and begin reducing nicotine levels	Against

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V02499-P86480-Z84340